Second Quarter 2025 Earnings July 16, 2025

2 Disclaimers Non-GAAP Information Certain measures included in this document are “non-GAAP,” meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-GAAP measures, FHN’s management believes such measures are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are reported to FHN's management and Board of Directors through various internal reports. The non-GAAP measures presented in this document are listed, and are reconciled to the most comparable GAAP presentation, in the non-GAAP reconciliation table(s) appearing in the Appendix. In addition, presentation of regulatory measures, even those which are not GAAP, provides a meaningful base for comparability to other financial institutions subject to the same regulations as FHN, as demonstrated by their use by banking regulators in reviewing capital adequacy of financial institutions. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this document include: common equity tier 1 capital, generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk-based capital regulations; and risk-weighted assets, which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios. Forward-Looking Statements This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to FHN's beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results, or other developments. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other similar expressions that indicate future events and trends. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic, and competitive uncertainties and contingencies, many of which are beyond FHN’s control, and many of which, with respect to future business decisions and actions (including acquisitions and divestitures), are subject to change and could cause FHN’s actual future results and outcomes to differ materially from those contemplated or implied by forward-looking statements or historical performance. While there is no assurance that any list of uncertainties and contingencies is complete, examples of factors which could cause actual results to differ from those contemplated by forward-looking statements or historical performance include those mentioned: in this document; in Items 2.02 and 7.01 of FHN’s Current Report on Form 8-K to which this document has been furnished as an exhibit; in the forepart, and in Items 1, 1A, and 7, of FHN’s most recent Annual Report on Form 10-K; and in the forepart, and in Item 1A of Part II, of FHN’s Quarterly Report(s) on Form 10-Q filed after that Annual Report. Any forward-looking statements made by or on behalf of FHN speak only as of the date they are made, and FHN assumes no obligation to update or revise any forward-looking statements that are made in this document or in any other statement, release, report, or filing from time to time. Actual results could differ and expectations could change, possibly materially, because of one or more factors, including those factors listed in this document or the documents mentioned above, and other factors not listed. Throughout this document numbers may not total due to rounding, references to EPS are fully diluted, and capital ratios for the most recent quarter are estimates.

2Q25 reported financial summary

$ in millions except per share data	Reported Results					2Q25 Change vs.			
	2Q25	1Q25	4Q24	3Q24	2Q24	1Q25		2Q24	
Net interest income	$641	$631	$630	$627	$629	$10	2%	$12	2%
Fee income	189	181	99	200	186	7	4%	3	1%
Total revenue	830	812	729	828	815	17	2%	15	2%
Expense	491	488	508	511	500	3	1%	(9)	(2%)
Pre-provision net revenue (PPNR)	339	325	220	316	315	14	4%	24	8%
Provision for credit losses	30	40	10	35	55	(10)	(25%)	(25)	(45%)
Pre-tax income	309	285	210	281	260	24	8%	49	19%
Income tax expense	64	63	41	58	56	2	3%	8	15%
Net income	244	222	170	223	204	22	10%	41	20%
Non-controlling interest	4	4	4	5	5	—	—%	(1)	(18%)
Preferred dividends	8	5	8	5	15	3	51%	(7)	(49%)
Net income available to common shareholders (NIAC)	$233	$213	$158	$213	$184	$20	9%	$49	27%
Diluted EPS	$0.45	$0.41	$0.29	$0.40	$0.34	$0.04	10%	$0.11	32%
Diluted shares	514	523	534	538	547	(10)	(2%)	(33)	(6%)
ROCE	11.1%	10.3%	7.4%	10.1%	9.0%	84bps		216bps	
ROTCE	13.8%	12.8%	9.2%	12.6%	11.3%	104bps		256bps	
ROA	1.2%	1.1%	0.8%	1.1%	1.0%	9bps		20bps	
Net interest margin	3.40%	3.42%	3.33%	3.31%	3.38%	(2bps)		2bps	
Fee income / total revenue	22.7%	22.3%	23.2%	24.1%	22.8%	44bps		(2bps)	
Efficiency ratio	59.2%	60.1%	62.0%	61.9%	61.4%	(86bps)		(224bps)	
FTEs (full-time equivalent associates)	7,255	7,190	7,158	7,186	7,297	65	1%	(42)	(1%)
CET1 ratio	11.0%	10.9%	11.2%	11.2%	11.0%	7bps		(5bps)	
Effective tax rate	20.8%	22.0%	19.3%	20.6%	21.5%	(118bps)		(71bps)	
Tangible book value per share (TBVPS)	$13.57	$13.17	$12.85	$13.02	$12.22	$0.40	3%	$1.35	11%
Period end loans	$63.3B	$62.2B	$62.6B	$62.4B	$62.8B	$1.0	2%	$0.5	1%
Period end deposits	$65.6B	$64.2B	$65.6B	$66.6B	$64.8B	$1.4	2%	$0.8	1%
Period end loan to deposit ratio	96%	97%	95%	94%	97%	(43bps)		(42bps)	

FIRST HORIZON.

PPNR, TBVPS, and ROTCE are non-GAAP and are reconciled to GAAP measures in the Appendix.

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4 2Q25 highlights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5 2Q25 adjusted financial results . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6 2Q25 notable items . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7 NII and NIM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8 Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9 Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10 Adjusted fee income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11 Adjusted expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12 Asset quality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13 Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14 2025 outlook . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15 Strategic focus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16 Appendix . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17 Table of Contents

Earnings success with portfolio growth in 2Q25

Earnings & Returns

Adj. EPS	Adj. ROTCE	NIM	Adj. Efficiency
$0.45	13.6%	3.40%	59.5%

- Adjusted PPNR of $338 million, up $4 million from 1Q25
- Adjusted ROTCE increased by 57bps from prior quarter
- NII increased by $10 million, driven by loan portfolio growth
- Adjusted expenses excluding deferred comp increased $4 million from prior quarter

Capital & Credit Quality

CET1	TBVPS	NCO%
11.0%	$13.57	0.22%

- Maintained CET1 of 11.0%, in line with near-term target
- TBVPS increased $0.40, driven by strong earnings & mark-to-market impact, supporting $0.15 of common dividends
- ACL/loans ratio decrease of 3bps to 1.42% reflecting loans to mortgage companies (LMC) growth and upgrades

Period End Balance Sheet & Liquidity

Deposit Growth	Loan Growth	Loan-to-Deposit Ratio
2%	2%	96%

- Loan-to-deposit ratio of 96%, down slightly from 1Q25
- Total deposits increase reflects incremental brokered deposits and DDA growth
- Total loans increased $1 billion from 1Q25, driven by loans to mortgage companies (LMC) seasonality and continuing growth within C&I

FIRST HORIZON.

Reflects 2Q25 vs. 1Q25 results. PPNR, ROTCE, TBVPS, ACL to loans ratio, fully taxable equivalents, and adjusted financial measures, including measures excluding deferred compensation, are non-GAAP and are reconciled to GAAP measures in the Appendix. Net interest income and margin are adjusted to a fully taxable equivalent ("FTE") basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.

5

2Q25 adjusted financial highlights

$ in millions, except per share data	Adjusted Results 2Q25	Adjusted Results 1Q25	Adjusted Results 2Q24	2Q25 Change vs. 1Q25		2Q25 Change vs. 2Q24	
Net interest income (FTE)	$645	$634	$633	$10	2%	$12	2%
Fee income	$189	$181	$186	$7	4%	$3	1%
Total revenue (FTE)	$833	$816	$819	$17	2%	$14	2%
Expense	$495	$482	$495	$14	3%	$1	—%
Pre-provision net revenue	$338	$334	$324	$4	1%	$14	4%
Provision for credit losses	$30	$40	$55	($10)	(25%)	($25)	(45%)
Net charge-offs	$34	$29	$34	$5	16%	$—	—%
Reserve build / (release)	($4)	$11	$21	($15)	(136%)	($25)	(118%)
NIAC	$229	$217	$195	$12	5%	$34	17%
EPS	$0.45	$0.42	$0.36	$0.03	7%	$0.09	25%
Diluted shares	514	523	547	(10)	(2%)	(33)	(6%)
ROTCE	13.6%	13.1%	12.0%	57bps		166bps	
ROA	1.2%	1.1%	1.0%	4bps		16bps	
Net interest margin (NIM)	3.40%	3.42%	3.38%	(2bps)		2bps	
Fee income / total revenue	22.6%	22.2%	22.6%	43bps		(1bps)	
Efficiency ratio	59.5%	59.1%	60.5%	38bps		(100bps)	
CET1 Ratio	11.0%	10.9%	11.0%	7bps		(5bps)	
TBVPS	$13.57	$13.17	$12.22	$0.40	3%	$1.35	11%
Effective tax rate	20.8%	22.0%	21.5%	(122bps)		(77bps)	

- **Adjusted EPS** of $0.45, a $0.03 increase from 1Q25
- **Adjusted ROTCE** of 13.6%, increased 57bps from 1Q25
- **Adjusted PPNR** of $338 million, up 1% from 1Q25
- **NII** up $10 million from prior quarter driven by loan growth
- **NIM** compression of 2bps, driven by a 4bp increase in interest-bearing deposit costs
- **Adjusted fee income** decreased $3 million excluding deferred compensation, with fixed income ADR declining 6%
- **Adjusted expense** excluding deferred compensation increased $4 million as advertising seasonality increased outside services expense
- **Provision expense** of $30 million decreased $10 million from 1Q25
- **Net charge-offs** increased to $34 million and remained in line with expected levels
- **CET1 Ratio** increased to 11.0% in line with near term target

FIRST HORIZON.

PPNR, ROTCE, TBVPS, ACL to loans ratio, fully taxable equivalents, and adjusted financial measures, including measures excluding deferred compensation, are non-GAAP and are reconciled to GAAP measures in the Appendix.
Net interest income and margin are adjusted to a fully taxable equivalent ("FTE") basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.

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7 2Q25 notable items Notable Items ($ in millions, except per share data) 2Q25 FDIC special assessment (other noninterest expense) $1 Deferred compensation $4 Pre-tax impact of notable items $4 Tax impact on pre-tax notable items ($1) NIAC impact of notable items $3 EPS impact of notable items $— Pre-Tax Notable Items • Expense credit of $4 million for an accrual release in deferred compensation related to a business unit divested more than a decade ago • Expense credit of $1 million associated with an updated FDIC special assessment

Loan portfolio growth drove NII increase

Net interest income ($) and NIM (%)



$633
$631
$634
$634
$645
3.38%
3.31%
3.33%
3.42%
3.40%
2Q24
3Q24
4Q24
1Q25
2Q25

$ in millions	NII	Margin
1Q25	**$634**	**3.42%**
Days	$4	—
Loan Yields	$6	0.03%
LMC Balances	$5	(0.01%)
IB Rate Paid	($3)	(0.02%)
Other Balance Sheet Growth	($2)	(0.01%)
Other	$0	(0.01%)
2Q25	**$645**	**3.40%**

- **Net interest income** increased $10 million while **net interest margin** decreased 2bps versus 1Q25
  - Average interest bearing deposit costs increased by 4bps due to a slight increase in the rate paid on client deposits and higher brokered deposit balances, driven by competitive environment and loan portfolio growth
  - Loan yields improved by 3bps as higher-yielding loans to mortgage companies balances increased
- As of period end 2Q25, 56%[1] of loans are indexed to short-term rates
- Fixed rate cash flows over the next year include ~$5 billion of fixed rate loans with a roll-off yield of ~4.7% and $1 billion of securities at a roll-off yield of ~2.6%

FIRST HORIZON.

Net interest income and margin are adjusted to a fully taxable equivalent ("FTE") basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.
[1]Does not include the impact of interest rate hedges. For more detail on the hedges, see slide 18 in the Appendix.

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9 Period end deposits $64.8B $66.6B $65.6B $64.2B $65.6B $16.3 $16.2 $16.0 $15.8 $15.9 $18.0 $16.3 $16.0 $16.2 $14.7 $20.3 $22.3 $21.5 $20.9 $22.1 $8.0 $9.2 $10.7 $10.5 $10.5 $2.1 $2.5 $1.4 $0.8 $2.4 Noninterest bearing deposits Base rate deposits Promotional deposits & CDs Indexed deposits Brokered CDs 2Q24 3Q24 4Q24 1Q25 2Q25 Deposit balance growth supported loan portfolio increases • 2Q25 period end deposits of $65.6 billion ◦ Increase of $1.4 billion versus 1Q25 driven by a $1.6 billion increase in brokered CDs ◦ Retained ~95% of ~$23 billion of total balances for clients who experienced a promotional deposit or CD repricing event during the second quarter, while reducing costs by 6bps on these balances • 2Q25 average deposits of $64.7 billion ◦ Brokered CDs averaged $0.5 billion higher in 2Q25 ◦ Average DDA balances increased $317 million • 2Q25 interest-bearing rate paid of 2.76%, up 4bps ◦ Maintained strong repricing performance with ~72% cumulative beta since Fed rate cuts began in 3Q24 ◦ Quarter end interest-bearing deposit spot rate was ~2.78%

10 Period end loans • 2Q25 period end loans of $63.3 billion, up 2% versus 1Q25 ◦ Loans to mortgage companies (LMC) increased $689 million reflecting seasonal trends and successful market share gains in recent quarters ◦ C&I excluding LMC grew $316 million ◦ CRE balances declined $203 million as anticipated • Period end line utilization of 43%1 • Loan yield expansion of 3bps to 5.9%, driven by the increase in loans to mortgage companies • Asset sensitive profile reflected in loan composition of 56% variable rate, 13% ARM, and 31% fixed rate3 1Utilization rates exclude loans to mortgage companies. 2Credit card & other is $0.8B in 2Q24, $0.7B in 3Q24 and 4Q24, and $0.6B in 1Q25 and 2Q25. 3Does not include the impact of interest rate hedges. For more detail on the hedges, see slide 18 in the Appendix. Diversified loan portfolio with seasonal tailwinds $62.8B $62.4B $62.6B $62.2B $63.3B $30.5B $29.8B $30.0B $30.0B $30.3B $14.7B $14.7B $14.4B $14.1B $13.9B $13.9B $14.0B $14.0B $14.1B $14.4B $2.9B $3.2B $3.5B $3.4B $4.1B C&I ex LMC Commercial real estate (CRE) Consumer real estate LMC Credit card & other² 2Q24 3Q24 4Q24 1Q25 2Q25

Fee income stable despite fixed income headwinds

$ in millions	Adjusted Results					2Q25 Change vs.			
	2Q25	1Q25	4Q24	3Q24	2Q24	1Q25		2Q24	
Fixed income	$42	$49	$49	$47	$40	($7)	(15%)	$2	5%
Mortgage banking	$10	$8	$8	$9	$10	$1	18%	($1)	(6%)
Service charges and fees	$55	$52	$53	$59	$58	$3	5%	($3)	(6%)
Brokerage, trust, and insurance	$39	$38	$41	$39	$38	$1	2%	$1	2%
Card and digital banking fees	$19	$18	$19	$19	$20	$2	9%	($1)	(4%)
Deferred compensation income	$8	$(3)	$1	$6	$3	$10	NM	$5	NM
Securities gains/(losses)	$0	$0	$0	$1	$1	$0	(53%)	($1)	(81%)
Other noninterest income	$16	$18	$20	$20	$16	($2)	(12%)	$0	2%
Total fee income	**$189**	**$181**	**$190**	**$200**	**$186**	**$7**	**4%**	**$3**	**1%**
Fee income ex deferred comp	**$181**	**$184**	**$189**	**$194**	**$183**	**($3)**	**(2%)**	**($2)**	**(1%)**
Fixed income ADR[1]	$550k	$586k	$659k	$593k	$488k	($35k)	(6%)	$62k	13%

- **2Q25 adjusted fee income** excluding deferred compensation decreased $3 million from 1Q25
  - **Fixed income** declined by $7 million with average daily revenue down 6% as a result of less favorable market conditions, and decreased revenues associated with products not included in ADR
  - **Mortgage banking** increased by $1 million on home purchase seasonality
  - **Service charges and fees** improved by $3 million, as client transaction volume increased
  - **Other noninterest income** decreased $2 million, in line with normal quarterly fluctuations

FIRST HORIZON.

Adjusted financial measures, including measures excluding deferred compensation, are non-GAAP and are reconciled to GAAP measures in the Appendix.
[1]Fixed Income ADR is based upon Fixed Income trading revenues and excludes other product revenues (e.g. investment advisory, derivatives, loan trading and other service related revenues).

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Disciplined expense management continues delivering results

$ in millions	Adjusted Results					2Q25 Change vs.			
	2Q25	1Q25	4Q24	3Q24	2Q24	1Q25		2Q24	
Salaries and benefits	$206	$201	$199	$199	$198	$5	3%	$9	4%
Incentives and commissions	$73	$81	$73	$76	$78	($8)	(10%)	($5)	(7%)
Deferred compensation expense	$7	$(3)	$1	$6	$3	$9	NM	$4	120%
Total personnel expense	$285	$279	$274	$281	$279	$7	2%	$7	2%
Occupancy and equipment[1]	$79	$78	$76	$73	$72	$1	1%	$8	11%
Outside services	$71	$63	$71	$73	$75	$7	12%	($5)	(6%)
Amortization of intangible assets	$10	$10	$11	$11	$11	$—	—%	($1)	(10%)
Other noninterest expense	$50	$52	$74	$59	$58	($2)	(3%)	($8)	(13%)
Adjusted total noninterest expense	**$495**	**$482**	**$506**	**$497**	**$495**	**$14**	**3%**	**$1**	**—%**
Expense ex deferred comp	**$489**	**$485**	**$505**	**$491**	**$492**	**$4**	**1%**	**($3)**	**(1%)**
Full-time equivalent associates	7,255	7,190	7,158	7,186	7,297	65	1%	(42)	(1%)

- **2Q25 adjusted expense** excluding deferred compensation increased $4 million versus 1Q25
  - **Personnel expense** excluding deferred compensation decreased $3 million
    - Salaries and benefits increased $5 million, primarily due to higher day count, benefits seasonality, and strategic personnel investments
    - Incentives and commissions decreased $8 million, reflecting a reduction from accrual adjustments made in 1Q, as well as lower retention expense
  - **Outside services** increased by $7 million, largely driven by seasonal increases in advertising spend

FIRST HORIZON.

Adjusted financial measures, including measures excluding deferred compensation, are non-GAAP and are reconciled to GAAP measures in the Appendix.
[1]Occupancy and Equipment expense includes Computer Software Expense.

12

13 Non-performing loans (NPLs)Allowance for credit losses (ACL) Net charge-offs FHN NCO%1 Average NCO% of BKX Index2 $34 $24 $13 $29 $34 0.22% 0.15% 0.08% 0.19% 0.22% 0.57% 0.57% 0.62% 0.57% 2Q24 3Q24 4Q24 1Q25 2Q25 FHN NCOs Strong credit performance reflects underwriting standards ACL/ loans ratio is non-GAAP and is reconciled to GAAP measures in the Appendix. 1Net charge-off % is annualized and as % of average loans. 2Excludes trust and investment banks. $887 $897 $894 $905 $901 1.41% 1.44% 1.43% 1.45% 1.42% ACL ACL/Loans 2Q24 3Q24 4Q24 1Q25 2Q25 $574 $578 $602 $609 $593 0.91% 0.92% 0.96% 0.98% 0.94% NPLs $ NPLs % 2Q24 3Q24 4Q24 1Q25 2Q25 • 2Q25 net charge-offs of $34 million in line with expectations ◦ NCO ratio of 0.22%, consistent with guidance ◦ Results include $9 million of recoveries • Provision expense of $30 million in 2Q25 ◦ 2Q25 ACL to loans ratio decreased to 1.42% primarily reflecting growth in loans to mortgage companies, a $17 million decline in NPLs, and reductions in classified graded credits • NPL ratio of 94bps, down 4bps from 1Q25

14 10.9% 0.33% (0.11)% (0.01)% (0.13)% (0.01)% 11.0% 1Q25 Actual NIAC Common Dividend Share Buybacks Change in Loan Balances & Unfunded Commitments Other¹ 2Q25 Estimate Capital Ratios Common Equity Tier 1 (CET1) Tangible Book Value per Share (TBVPS) 14.0% 14.2% 14.2% 14.1% 14.0% CET1 ratio Tier 1 capital ratio Total capital ratio 2Q24 3Q24 4Q24 1Q25 2Q25 Maintained target near term capital levels $13.17 $0.48 $(0.15) $0.14 $(0.01) $(0.06) $13.57 1Q25 Actual NIAC Impact² Common Dividends Marks on AFS & Hedges Share Buybacks Other¹ 2Q25 Actual • CET1 ratio increased slightly to 11.0% ◦ Deployed excess capital primarily through loan portfolio growth with additional opportunistic share repurchases ◦ Capital priorities focused on ongoing safety and soundness and profitable organic deployment into the loan portfolio • TBVPS of $13.57 increased $0.40 versus 1Q25, primarily driven by NIAC and mark-to- market impacts, which were partially offset by the $0.15 common dividend TBVPS and adjusted financial measures are non-GAAP and are reconciled to GAAP measures in the Appendix. 1Other includes equity compensation. 2Net of change in intangibles. 11.0% 11.2% 11.2% 10.9% 11.0% 11.9%12.2%12.2%12.1% 12.0%

2025 outlook reflects earnings growth expectations

Earnings Drivers	FY24 Adjusted Baseline	FY25 vs FY24 Expectations	Comments
Adjusted Revenue *(excluding deferred comp)*	$3,279 million	Flat - Up 4%	Composition of revenue will be driven by the quantity and pace of interest rate cuts and other macroeconomic variables.
Adjusted Expense *(excluding deferred comp)*	$1,978 million	Flat - Up 2% Prior: Up 2% - 4%	Strong expense management in 1H25 coupled with lower commissions in countercyclical fee businesses drove performance and led to guidance update.
Net Charge-Offs	0.18%	0.15% - 0.25%	Maintaining a range of possibilities as macroeconomic conditions evolve.
Tax Rate	21.4%	21% - 23%	Timing of discrete items impacts quarterly rate.
CET1 Ratio	11.2%	10.5% - 11.0%	Reflects expectations for modest loan growth in addition to opportunistic deployment of excess capital.

FIRST HORIZON.

Adjusted financial measures, including measures excluding deferred compensation and fully taxable equivalents, are non-GAAP and are reconciled to GAAP measures in the Appendix. Net interest income is adjusted to a fully taxable equivalent ("FTE") basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes. Variability in deferred compensation may impact growth rates in noninterest income and noninterest expense but should have an offsetting and immaterial impact on pretax income.

15

16 Strategic capital management to opportunistically deploy excess capital and lower CET1 to 10% - 10.5% range Key steps to achieving intermediate term 15%+ ROTCE Highly attractive geographic footprint in growth markets with opportunities to drive loan and deposit growth Diversified business model with balance between asset sensitivity and counter-cyclical businesses provides opportunity to deliver outperformance through a variety of economic cycles Disciplined execution of strategy and continuous focus on efficiency and profitability — includes $100 million+ in PPNR opportunities in our existing book of business Maintaining prudent credit culture that minimizes losses and maximizes long-term returns

Appendix

18 Actively managing liquidity and interest rate sensitivity Variable 56% Fixed 31% ARMs 13% $63.3B Floors 60% Swaps 40% $5.0B Loan repricing profile Balance sheet hedges Modest interest rate sensitivity1 +100bps +2.0% -100bps -2.9% • Modestly asset-sensitive profile driven by 56% variable rate loan mix • Within the ARM portfolio, only 7% of loans will be in their variable period within the next year • Floors with strike prices between 1.25% and 2.5% and maturities ranging from late 2027 to early 2029 • Receive fixed swaps with fixed rates between 2.6% and 3.0% and maturities in 2027 and 2029 1Estimate as of 6/30/25. change in the next 12 months’ NII for an instantaneous, parallel shock on a static balance sheet Insured 59% Neither 34%7% $65.6B 66% of deposits insured or collateralized Collateralized • Commercial deposits of $37 billion or 57% and consumer deposits of $28 billion or 43% • Attractive lower-cost deposit base with 24% comprised of non-interest bearing products • Contingency funding plan equates to ~146% of uninsured or uncollateralized deposits

19 Track record of strong results supported by stable, diversified business mix • Our diversified business model with a highly attractive geographic footprint provides opportunity to deliver strong performance through a variety of economic cycles • The counter-cyclical businesses (fixed income, loans to mortgage companies, and mortgage) provide a counterbalance to the asset sensitive balance sheet during periods of declining interest rates Adjusted pre-provision net revenue (PPNR) is a non-GAAP measure and is reconciled to pre-tax income (GAAP) in the Appendix. Numbers may not total due to rounding. 12019 and 1H20 are standalone FHN, as the IBKC merger-of-equals did not occur until July 1, 2020. 2Counter-cyclical PPNR includes direct and allocated fees and expenses, as well as net interest income net of funds transfer pricing. $754 $1,084 $1,222 $1,374 $1,370 $1,299 $1,355 All Other Adjusted PPNR Counter-Cyclicals² Avg Fed Funds Effective Rate 2019¹ (pre-IBKC) 2020¹ (IBKC in 2H20) 2021 2022 2023 2024 2025 YTD Annualized $— $200 $400 $600 $800 $1,000 $1,200 $1,400 0% 1% 2% 3% 4% 5% 6% 7% 8% $158 / 21% $406 / 37% $347 / 28% $81 / 6% $26 / 2% $108 / 8% $596 / 79% $678 / 63% $875 / 72% $1,266 / 92% $1,344 / 98% $1,218 / 94% Adjusted PPNR in millions Average Fed Funds Effective $94 / 7% 1,261 / 93%

20 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 20 23 20 24 —% 2.00% 4.00% 6.00% $0.0 $0.5 $1.0 $1.5 $2.0 FHN Financial’s strong full-cycle returns are counter-cyclical to bank franchise Lower Revenue Market Factor Higher Revenue 2023 Environment 2024 Environment Up Rate Direction Down Rapid increase in short term rates Decline in short-term rates Extreme (low/high) Market Volatility Moderate Extreme - MOVE index sharply higher MOVE index elevated Flat/Inverted Yield Curve Shape Steep Strongly inverted Slightly inverted Tight Corporate & Mortgage Spreads Wide Wide Wide Lower Depository Liquidity Greater Constrained - exacerbated by QT Constrained, but improving • FHN Financial provides fixed income sales & trading, investment advisory, interest rate derivatives and other services to financial institutions, municipalities and other institutional investors across the United States and internationally • In addition to trading revenues, FHN Financial generates ~$40 million annually of fee income from other products, including investment advisory, derivatives, loan trading and other service related revenue • 4,000+ active institutional clients • Clients include approximately one third of all US banks and 50% of banks with portfolios over $100 million in size FOMC easing during GFC FOMC ZIRP Policy Normalizing FOMC Policy FOMC easing during pandemic FOMC tightening to fight inflation Fed Funds Average ADR in millions $1.6 $1.2 $0.7 $1.3 $0.5 Early stage of FOMC easing $0.6

21 Multi-family 65% Office 2% All other CRE 33% Land 2% Construction 10% Other CRE 3% Hospitality 9% Industrial 14% Retail 15% Office 19% Multi-Family 28% RE installment loans 82% HELOC 14% Credit card & other 4% Industry & product diversification: total loan portfolio Total loans $63.3B Consumer $15.0B C&I $34.4B Total loan portfolio Consumer by product CRE $13.9B • C&I ◦ No more than 12% C&I exposure to any industry ◦ Period end line utilization of 44%1 • CRE ◦ No significant upcoming repricing events, as ~72% of loans are floating and ~$3B on average maturing annually through 2027 ◦ Granular portfolio with only 11 loans with commitments above $50 million ◦ Medical office comprises 51% of $2.7B office exposure • Consumer ◦ Consumer portfolio focused on real estate, with negligible exposure to auto or consumer credit card Numbers may not total to 100% due to rounding. 1Utilization rates exclude loans to mortgage companies. C&I by industry CRE by property type C&I 54% CRE 22% Consumer 24% Other 14 Industries 25% Mortgage Warehouse 12% Real Estate & Leasing 11% Finance & Insurance 11% Health Care & Social Assistance 8%Wholesale Trade 7% Manufacturing 7% Accommodation & Food Service 6% Retail Trade 5% Transportation & Warehousing 5% Energy 3%

22 Geographic diversification: commercial loan portfolio 27% TN 20% FL 13% TX 10% NC 7% LA 6% GA 4% SC 2% Other SE1 11% $34.4B 8% FL 28% TX 20% GA 14% NC 9% TN 7% LA 4% Other SE1 7% 7% NC 20% FL 16% TN 14% GA 13% TX 12% LA 8% SC 4% Other SE1 6% 15% FL 26% NC 14% LA 10% TN 9% TX 9% GA 6% SC 4% Other SE1 7% 12% FL 26% TX 13% NC 12% GA 10% TN 9% LA 7% SC 4% Other SE1 7% SC 3% Total C&I Multi- family Traditional office Other CRE Total CRE $4.7B $1.3B $7.9B $13.9B C&I CRE C&I exposure to markets outside the southeast primarily driven by specialty businesses with no state accounting for more than 6% $48.3B commercial loan portfolio with 77% in attractive southeastern footprint All loan balances are period end unless otherwise noted. Numbers may not total 100% due to rounding. 1Other southeastern (SE) includes AR, AL, MS, and VA. Map excludes $11.0B of loans outside of the southeastern footprint driven by specialty business lines Southeastern (SE) footprint All other

23 2Q25 investment portfolio composition2 Steady principal cash flows3 Investment portfolio $0.3B $0.3B $0.3B $0.2B 3Q25 4Q25 1Q26 2Q26 Agency MBS 41% Agency CMBS 28% Agency CMO 16% U.S. Agencies & Treasury 12% States & Municipalities 4% $9.3B $9.4B $9.3B $9.2B $9.3B 2.58% 2.58% 2.69% 3.02% 3.06% Average AFS Securities Average HTM Securities Average Yield 2Q24 3Q24 4Q24 1Q25 2Q25 Investment portfolio prudently managed to support liquidity and IRR • 2Q25 investment portfolio represents ~11% of total assets ◦ Moderate total portfolio effective duration of 4.4 years ◦ Low reliance on the HTM designation at ~13% of total portfolio ◦ 96% U.S. government or agency-backed by GSEs • 2Q25 total unrealized losses on the AFS and HTM portfolios of $1.0B, consistent with 1Q25 levels 1Unpledged securities and securities pledged in excess of collateral requirements divided by total securities. 2Calculated based on period end market values. 3Estimated as of 6/30/2025; includes maturities and projected calls. 2Q24 3Q24 4Q24 1Q25 2Q25 % of total assets 11% 11% 11% 11% 11% Pre-tax unrealized losses ($1.4B) ($1.0B) ($1.2B) ($1.0B) ($1.0B) Effective duration (years) 4.9 4.6 4.8 4.5 4.4 Excess collateral ratio1 25% 38% 29% 36% 30%

24 Notable Items Numbers may not total due to rounding. * 4Q24, 3Q24, and 2Q24 include $3 million, $2 million, and $3 million of restructuring expenses; 1Q25 and 3Q24 include $5 million and $15 million of Visa derivative valuation expenses. ** 2Q24 includes $7 million deemed dividends on the redemption of $100 million par value of Series D Preferred Stock. $ in millions, except EPS 2Q25 1Q25 4Q24 3Q24 2Q24 Summary of Notable Items: Loss on AFS portfolio restructuring $— $— $(91) $— $— Deferred compensation adjustment $4 $— $— $— $— FDIC special assessment (other noninterest expense) $1 $(1) $1 $2 $(2) Other notable expenses * $— $(5) $(3) $(17) $(3) Total notable items (pre-tax) $4 $(6) $(94) $(14) $(5) Tax-related notable items $— $— $— $— $— Preferred Stock Dividend ** $— $— $— $— $(7)

25 Reconciliation to GAAP financials Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below. (a) Included in total equity on the Consolidated Balance Sheet. (b) Includes goodwill and other intangible assets, net of amortization. Numbers may not total due to rounding. $s in millions, except per share data Quarterly, Unaudited 2Q25 1Q25 4Q24 3Q24 2Q24 Tangible Common Equity (non-GAAP) (A) Total equity (GAAP) $9,257 $9,044 $9,111 $9,316 $8,955 Less: Noncontrolling interest (a) 295 295 295 295 295 Less: Preferred stock (a) 426 426 426 426 426 (B) Total common equity $8,536 $8,322 $8,389 $8,595 $8,234 Less: Intangible assets (GAAP) (b) 1,633 1,643 1,653 1,663 1,674 (C) Tangible common equity (non-GAAP) $6,903 $6,680 $6,737 $6,931 $6,560 Tangible Assets (non-GAAP) (D) Total assets (GAAP) $82,084 $81,491 $82,152 $82,635 $82,230 Less: Intangible assets (GAAP) (b) 1,633 1,643 1,653 1,663 1,674 (E) Tangible assets (non-GAAP) $80,451 $79,849 $80,499 $80,971 $80,556 Period end Shares Outstanding (F) Period end shares outstanding 509 507 524 532 537 Ratios (A)/(D) Total equity to total assets (GAAP) 11.28% 11.10% 11.09% 11.27% 10.89% (C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (non-GAAP) 8.58% 8.37% 8.37% 8.56% 8.14% (B)/(F) Book value per common share (GAAP) $16.78 $16.40 $16.00 $16.15 $15.34 (C)/(F) Tangible book value per common share (non-GAAP) $13.57 $13.17 $12.85 $13.02 $12.22

Reconciliation to GAAP financials

Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

$s in millions, except per share data		Quarterly, Unaudited				
		2Q25	1Q25	4Q24	3Q24	2Q24
Adjusted EPS						
Net income available to common shareholders ("NIAC") (GAAP)	a	$233	$213	$158	$213	$184
Plus Total notable items (after-tax) (non-GAAP) (a)		(3)	4	71	11	11
Adjusted net income available to common shareholders (non-GAAP)	b	$229	$217	$228	$224	$195
Diluted Shares (GAAP)	c	514	523	534	538	547
EPS (GAAP)	a/c	$0.45	$0.41	$0.29	$0.40	$0.34
Adjusted EPS (non-GAAP)	b/c	$0.45	$0.42	$0.43	$0.42	$0.36
Adjusted Net Income ("NI") and Adjusted Return on Assets ("ROA")						
Net Income ("NI") (GAAP)		$244	$222	$170	$223	$204
Plus Relevant notable items (after-tax) (Non-GAAP) (a)		$(3)	$4	$71	$11	$4
Adjusted NI (Non-GAAP)		$241	$227	$240	$234	$208
NI (annualized) (GAAP)	d	$980	$901	$675	$889	$820
Adjusted NI (annualized) (Non-GAAP)	e	$967	$919	$956	$932	$836
Average assets (GAAP)	f	$81,958	$80,965	$81,950	$82,366	$81,721
ROA (GAAP)	d/f	1.20%	1.11%	0.82%	1.08%	1.00%
Adjusted ROA (Non-GAAP)	e/f	1.18%	1.14%	1.17%	1.13%	1.02%
Return on Average Common Equity ("ROCE")/ Return on Average Tangible Common Equity ("ROTCE")/ Adjusted ROTCE						
Net income available to common shareholders ("NIAC") (annualized) (GAAP)	g	$933	$864	$627	$849	$739
Adjusted Net income available to common shareholders (annualized) (Non-GAAP)	h	$919	$882	$907	$892	$785
Average Common Equity (GAAP)	i	$8,376	$8,389	$8,494	$8,407	$8,228
Intangible Assets (GAAP) (b)		$1,638	$1,648	$1,658	$1,669	$1,680
Average Tangible Common Equity (Non-GAAP)	j	$6,738	$6,742	$6,836	$6,738	$6,548
ROCE (GAAP)	g/i	11.14%	10.30%	7.38%	10.10%	8.98%
ROTCE (Non-GAAP)	g/j	13.85%	12.81%	9.17%	12.60%	11.29%
Adjusted ROTCE (Non-GAAP)	h/j	13.65%	13.08%	13.27%	13.24%	11.99%

FIRST HORIZON.

(a) Adjusted for notable items as detailed on page 24. (b) Includes goodwill and other intangible assets, net of amortization. Numbers may not total due to rounding.

26

Reconciliation to GAAP financials

Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

$s in millions		Quarterly, Unaudited				
		2Q25	1Q25	4Q24	3Q24	2Q24
Adjusted Noninterest Income as a % of Total Revenue						
Noninterest income (GAAP)	k	$189	$181	$99	$200	$186
Plus notable items (pretax) (GAAP) (a)		$—	$—	$91	$—	$—
Adjusted noninterest income (Non-GAAP)	l	$189	$181	$190	$200	$186
Revenue (GAAP)	m	$830	$812	$729	$828	$815
Taxable-equivalent adjustment		$4	$3	$4	$4	$4
Revenue- Taxable-equivalent (Non-GAAP)		$833	$816	$732	$832	$819
Plus notable items (pretax) (GAAP) (a)		$—	$—	$91	$—	$—
Adjusted revenue (Non-GAAP)	n	$833	$816	$824	$832	$819
Securities gains/(losses) (GAAP)	o	$—	$—	$(91)	$1	$1
Noninterest income as a % of total revenue (GAAP)	(k-o)/ (m-o)	22.73%	22.29%	23.20%	24.06%	22.75%
Adjusted noninterest income as a % of total revenue (Non-GAAP)	l/n	22.63%	22.20%	23.10%	23.95%	22.64%
Adjusted Efficiency Ratio						
Noninterest expense (GAAP)	p	$491	$488	$508	$511	$500
Plus notable items (pretax) (GAAP) (a)		$4	$(6)	$(2)	$(14)	$(5)
Adjusted noninterest expense (Non-GAAP)	q	$495	$482	$506	$497	$495
Revenue (GAAP)	r	$830	$812	$729	$828	$815
Taxable-equivalent adjustment		4	3	4	4	4
Revenue- Taxable-equivalent (Non-GAAP)		833	816	732	832	819
Plus notable items (pretax) (GAAP) (a)		—	—	91	—	—
Adjusted revenue (Non-GAAP)	s	$833	$816	$824	$832	$819
Securities gains/(losses) (GAAP)	t	$—	$—	$(91)	$1	$1
Efficiency ratio (GAAP)	p/ (r-t)	59.20%	60.06%	61.98%	61.89%	61.44%
Adjusted efficiency ratio (Non-GAAP)	q/s	59.47%	59.09%	61.43%	59.86%	60.47%

FIRST HORIZON.

(a) Adjusted for notable items as detailed on page 24. Numbers may not total due to rounding.

27

28 Reconciliation to GAAP financials Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below. $s in millions Period end Average 2Q25 1Q25 2Q25 vs. 1Q25 2Q25 1Q25 2Q25 vs. 1Q25 Loans excluding LMC Total Loans (GAAP) $63,260 $62,215 $1,045 2% $62,551 $61,645 $906 1% LMC (GAAP) 4,058 3,369 689 20% 3,533 2,819 714 25% Total Loans excl. LMC (non-GAAP) 59,201 58,846 356 1% 59,019 58,826 193 —% Total Consumer (GAAP) 14,965 14,722 243 2% 14,847 14,694 153 1% Total Commercial excl. LMC (non-GAAP) 44,237 44,124 113 —% 44,172 44,132 40 —% Total CRE (GAAP) 13,936 14,139 (203) (1)% 14,070 14,318 (248) (2)% Total C&I excl. LMC (non-GAAP) $30,301 $29,985 $316 1% $30,102 $29,814 $288 1% $s in millions Quarterly, Unaudited 2Q25 1Q25 4Q24 3Q24 2Q24 Allowance for credit losses to loans and leases and Allowance for credit losses to nonperforming loans and leases Allowance for loan and lease losses (GAAP) A $814 $822 $815 $823 $821 Reserve for unfunded commitments (GAAP) 87 83 79 75 66 Allowance for credit losses (Non-GAAP) B $901 $905 $894 $897 $887 Loans and leases (GAAP) C $63,260 $62,215 $62,565 $62,445 $62,781 Nonaccrual loans and leases (GAAP) D $593 $609 $602 $578 $574 Allowance for loans and lease losses to loans and leases (GAAP) A/C 1.29% 1.32% 1.30% 1.32% 1.31% Allowance for credit losses to loans and leases (Non-GAAP) B/C 1.42% 1.45% 1.43% 1.44% 1.41% Allowance for loans and lease losses to nonperforming loans and leases (GAAP) A/D 137% 135% 136% 142% 143% Allowance for credit losses to nonperforming loans and leases (Non-GAAP) B/D 152% 148% 149% 155% 155% Numbers may not total due to rounding.

Reconciliation to GAAP financials

Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

$s in millions	Quarterly, Unaudited				
	2Q25	1Q25	4Q24	3Q24	2Q24
Adjusted noninterest income excluding deferred compensation income					
Noninterest income (GAAP)	$189	$181	$99	$200	$186
Plus notable items (pretax) (GAAP) (a)	—	—	91	—	—
Adjusted noninterest income (non-GAAP)	$189	$181	$190	$200	$186
Less deferred compensation income (GAAP)	8	(3)	1	6	3
Adjusted noninterest income excluding deferred compensation income (non-GAAP)	$181	$184	$189	$194	$183
Adjusted revenue excluding deferred compensation income					
Revenue (GAAP)	$830	$812	$729	$828	$815
Taxable-equivalent adjustment	$4	$3	$4	$4	$4
Revenue- Taxable-equivalent (non-GAAP)	$833	$816	$732	$832	$819
Plus notable items (pretax) (GAAP) (a)	$—	$—	$91	$—	$—
Adjusted revenue (non-GAAP)	$833	$816	$824	$832	$819
Less deferred compensation income (GAAP)	8	(3)	1	6	3
Adjusted revenue excluding deferred compensation income (non-GAAP)	$826	$818	$823	$826	$816
Adjusted noninterest expense excluding deferred compensation expense					
Noninterest expense (GAAP)	$491	$488	$508	$511	$500
Plus notable items (pretax) (GAAP) (a)	$4	$(6)	$(2)	$(14)	$(5)
Adjusted noninterest expense (non-GAAP)	$495	$482	$506	$497	$495
Less adjusted deferred compensation expense (GAAP)	7	(3)	1	6	3
Adjusted noninterest expense excluding deferred compensation expense (non-GAAP)	$489	$485	$505	$491	$492
Adjusted personnel expense excluding deferred compensation expense					
Personnel expense (GAAP)	$282	$279	$276	$282	$279
Plus notable items (pretax) (GAAP) (a)	$4	$—	$(2)	$(1)	$(1)
Adjusted personnel expense (non-GAAP)	$285	$279	$274	$281	$279
Less adjusted deferred compensation expense (GAAP)	7	(3)	1	6	3
Adjusted personnel expense excluding deferred compensation expense (non-GAAP)	$279	$282	$272	$275	$276

FIRST HORIZON

(a) Adjusted for notable items as detailed on page 24. Numbers may not total due to rounding.

29

Reconciliation to GAAP financials

Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

$s in millions	Quarterly, Unaudited				
	2Q25	1Q25	4Q24	3Q24	2Q24
Adjusted Pre-provision Net Revenue (PPNR)					
Pre-tax income (GAAP)	$ **309**	$ 285	$ 210	$ 281	$ 260
Plus notable items (pretax) (GAAP) (a)	**(4)**	6	94	14	5
Adjusted Pre-tax income (non-GAAP)	$ **304**	$ 290	$ 304	$ 296	$ 265
Plus provision expense (GAAP)	**30**	40	10	35	55
Adjusted Pre-provision net revenue (PPNR) (non-GAAP)	$ **334**	$ 330	$ 314	$ 331	$ 320
Taxable-equivalent adjustment	**4**	3	4	4	4
Pre-provision net revenue-Taxable-equivalent (non-GAAP)	$ **338**	$ 334	$ 318	$ 335	$ 324

$s in millions	2019	2020	2021	2022	2023	2024	2025 YTD Annualized
Adjusted Pre-provision Net Revenue (PPNR)							
Pre-tax Income (GAAP)	$586	$933	$1,284	$1,159	$1,128	$1,005	$1,238
Provision Expense (GAAP)	45	503	(310)	95	260	150	120
Total PPNR (non-GAAP)	$631	$1,436	$974	$1,254	$1,388	$1,155	$1,358
Taxable-equivalent adjustment	(9)	(11)	(12)	(13)	(16)	(15)	(14)
Notable Items (GAAP) (a)	(114)	363	(235)	(107)	33	(129)	17
Adjusted PPNR (non-GAAP)	$754	$1,084	$1,222	$1,374	$1,370	$1,299	$1,355
All Other adjusted PPNR (non-GAAP)	$596	$678	$875	$1,266	$1,344	$1,218	$1,261
Counter-cyclical Adjusted PPNR (non-GAAP)	$158	$406	$347	$108	$26	$81	$94

FIRST HORIZON.

(a) Adjusted for notable items as detailed on page 24. Numbers may not total due to rounding.
Notable items can be found in the appendices of earnings releases in previously furnished 8-K filings related to the periods shown.

30